UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2020
TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 11, 2020, Tricida, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), at which stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide in Article IX, Section 9.1(b), that, unless a majority of the Company’s Board of Directors (the “Board”), acting on behalf of the Company, consents in writing to an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for any action arising under the Securities Act of 1933. The Amended and Restated Certificate of Incorporation to implement this change was previously approved by the Board, subject to stockholder approval. The Company filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and it became effective on June 11, 2020.
The foregoing description is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, a copy of which is filed hereto as Exhibit 3.1, and is incorporated into this Item 5.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s stockholders considered five proposals, each of which is described briefly below and in more detail in the Company’s definitive proxy statement filed on April 29, 2020. The final voting results for each proposal are set forth below.
Proposal No. 1 – Election of Directors.
The individuals listed below were elected at the Annual Meeting to serve as Class II directors of the Company until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Class II Directors:	FOR	WITHHELD	BROKER NON-VOTE
Dr. Robert Alpern, M.D.	42,306,790	2,143,601	1,953,786
Dr. David Bonita, M.D.	42,291,549	2,158,842	1,953,786

Proposal No. 2 – To approve, on an advisory basis, the Company’s executive compensation.
The Company’s stockholders approved, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers.

FOR	WITHHELD	ABSTAIN	BROKER NON-VOTE
44,302,384	135,277	12,730	1,953,786

Proposal No. 3 – To approve, on an advisory basis, the frequency of future advisory votes on executive compensation.
The Company’s stockholders approved, in a non-binding advisory vote, “One Year” for the frequency of future non-binding advisory votes on the compensation paid to the Company’s named executive officers.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN[1]	BROKER NON-VOTE
44,394,757	33,854	5,211	—	1,970,355
Based on the results of this vote, and consistent with the Board’s recommendation, the Company intends to include an advisory stockholder vote to approve compensation paid to its named executive officers every year until the next required vote on the frequency of stockholder votes on the compensation of named executive officers. The Company is required to hold a vote on frequency every six years.
Proposal No. 4 – Ratification of Independent Registered Public Accounting Firm.
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

FOR	WITHHELD	ABSTAIN	BROKER NON-VOTE
46,353,157	42,561	8,459	—

Proposal No. 5 – To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation.
The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to make the federal district courts of the United States of America the sole and exclusive forum for any action arising under the Securities Act of 1933.

FOR	WITHHELD	ABSTAIN	BROKER NON-VOTE
43,111,871	1,331,131	7,389	1,953,786

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Tricida, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

__________________________

1 The option to abstain was not provided, therefore, the number of broker non-votes may include certain votes that were intended to be abstentions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2020	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Financial Officer and Executive Vice President